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                                                                     Exhibit 5.1




                             CHOATE, HALL & STEWART
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                 EXCHANGE PLACE
                                 53 STATE STREET
                        BOSTON, MASSACHUSETTS 02109-2891
                            TELEPHONE (617) 248-5183
                            FACSIMILE (617) 248-4000
                                 TELEX (49615860


                                                                   March 2, 1999



Ardent Software, Inc.
50 Washington Street
Westboro, Massachusetts  01581-1021

         Re:      Ardent Software, Inc.
                  Registration Statement on Form S-4

Ladies and Gentlemen:

         As counsel to Ardent Software, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company pursuant to a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, of the shares of the Company's common stock, $.01 par value (the "Shares"), to be issued in connection with the merger of Aquarius Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Sub"), with and into Prism Solutions, Inc., a Delaware corporation ("Prism"), pursuant to an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), between the Company, Sub and Prism, dated as of November 19, 1998.

         As such counsel and in connection with the opinion expressed below, we have examined copies of the Registration Statement, the Company's Second Restated Certificate of Incorporation, the Company's by-laws, the Merger Agreement, certificates of public officials and officers of the Company, and such other documents, instruments and records as we have deemed necessary or appropriate as a basis for the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

         Based upon the foregoing, we are of the opinion that the Shares have been validly authorized and, when issued pursuant to the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" therein.

                                                 Very truly yours,

                                                 /s/CHOATE, HALL & STEWART

                                                 CHOATE, HALL & STEWART